UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under d240,14a-12

SELGA, INC.

(Name of Registrant as Specified in its Charter)

_______________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LETTER TO SHAREHOLDERS

Dear Shareholders of Selga Inc.(the “Company”):

Through the enclosed Consent Statement, we are soliciting your consent for a proposal to change the name of the Corporation from “Selga Inc.” to “Auxillium Energy, Inc.”.  Shareholder action by written consent is a process that allows a company's shareholders to act by submitting written consents to any proposed shareholder action in lieu of voting in person or by proxy at an annual or special meeting of shareholders. By providing your consent, you will help us to adopt the proposal to change our corporate name.  The Company’s board of directors intends to consent in favor of the proposal and, accordingly, its adoption is assured.  We are using this procedure of consent rather than holding a meeting in order to avoid certain attendant expenses, all of which are to be borne by the Company.

We urge you to consider carefully the information contained in the attached Consent Statement and then support the Board of Directors by signing, dating, and returning the enclosed Consent Card by facsimile to 914-693-2963 or in the pre-addressed and stamped envelope or through email to hariton@sprynet.com. The simple instructions to vote your Consent are explained in the Consent Statement. When we receive a sufficient number of votes in favor of the proposal, management will prepare and file an article of amendment with the secretary of state of the State of Nevada substantially in the form attached hereto and the proposal will become effective.

Regardless of the number of shares you own, your voice matters, so we urge you to vote.

Thank you for your support,

By Order of the Board of Directors,

Frank J. Hariton, Secretary

If you have questions, require assistance in voting your consent card or need additional copies of this Consent Solicitation and related materials, you may contact:

Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607; Telephone 914-674-4373; Fax (914) 693-2963 email hariton@sprynet.com

CONSENT STATEMENT

The accompanying Consent is solicited by the Company's directors for taking action without a meeting. If the Consent is executed and returned, it will be counted in accordance with the instructions thereon on the proposal set forth herein. Shareholders who execute Consents may revoke them at any time before they are voted, either by writing and transmitting to the address shown above by mail, fax or email or in person at any time prior to the taking of the proposed action.  Additionally, any later dated Consent will revoke a previous consent from the same shareholder. We anticipate that this consent statement will be mailed to shareholders on or about February 6, 2013. There is one class of capital stock outstanding, that being common stock. Provided a quorum consisting a majority of shares entitled to vote execute Consents favoring the proposal, the proposal will be adopted. Since the President of the Company owns 100,000,000 shares of common stock out of the 134,300,000 shares outstanding, or 74.5% of the outstanding shares, intends to execute the Consent, adoption of the proposal is assured.

REASONS FOR THE PROPOSAL AND VOTE REQUIRED

The Company was formed as Selga Inc. and initially conducted a business of selling used automobiles.  We are no longer in such business and believe that having a name associated with that business is not beneficial to the Company or its shareholders.  The Company has entered the oil and gas exploration business through its subsidiary Auxillium Alaska, Inc. and the Board of Directors believes that the new name will reflect our new operations.  The proposal requires the written approval of a majority of the issued and outstanding shares of the Company.  Warmond Fang, our president, owns 100,000,000 shares, or 74.5% of the issued and outstanding shares.  Mr. Fang intends to vote for the proposal so its adoption is assured.

The Board of Directors recommends a vote FOR the proposal to change our name.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of January 24, 2013, the stock ownership of (i) each of our named executive officers and directors, (ii) all executive officers and directors as a group, and (iii) each person known by us to be a beneficial owner of 5% or more of our common stock.  No person listed below has any option, warrant or other right to acquire additional securities from us, except as may be otherwise noted.  We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them except as stated therein.

Name and Address of

Amount and Nature of

Percentage

   Beneficial Owner

Beneficial Ownership

  of Class

Warmond Fang

100,000,000 shares- Direct

74.5%

6021 Yonge Street - Suite 1011

Toronto, Ontario

Canada M2M 3W2

Jatinder S. Bhogal

5,000,000 shares - Direct

  3.7%

6021 Yonge Street - Suite 1011

Toronto, Ontario

Canada M2M 3W2

Frank J. Hariton

-0-

  0.0%

1065 Dobbs Ferry Road

White Plains, NY 10607

All officers and directors

as a group (3 persons)

105,000,000 shares - Direct

78.2%

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company's Annual Report on Form 10-K for the year ending December 31, 2011 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

GENERAL

The cost of preparing, printing and mailing this Consent Statement and all other costs in connection with solicitation of Consents will be paid by the Company including any additional solicitation made by letter, telephone or telegraph. Failure to obtain the required Consents will necessitate an abandonment of this proposal to change the name of the Company.  Please sign and return the attached Consent promptly.

CONSENT CARD

This Consent is solicited by the Company's Board of Directors. The undersigned, a stockholder of Selga Inc., acknowledges receipt of the Consent Statement and hereby Consents in writing to vote the shares standing in the shareholder’s name as follows:

To approve an amendment to the Company's Articles of Incorporation to change the name of the Company to Auxillium Energy, Inc.; (CHECK ONE)

[     ] FOR   [    ] AGAINST   [   ] ABSTAIN

The Board of Directors recommends a vote FOR this proposal

Dated this ____ day of __________ 2013.

_______________________

(Signature)

_______________________

(Print Name)

Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing. Please Sign, Date and Return this Consent so that your shares may be voted at for the proposal. Send the Consent by regular mail, email, or fax to: Frank J. Hariton, Esq., 1065 Dobbs Ferry Road, White Plains, New York 10607; (Fax) (9143) 693-2963; Email: hariton@sprynet.com.